UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2018

Qumu Corporation
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

510 1st Avenue North, Suite 305
Minneapolis, MN	55403
(Address Of Principal Executive Offices)	(Zip Code)

(612) 638-9100
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 2 through 8 are not applicable and therefore omitted.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported, on January 12, 2018, Qumu Corporation (the “Company”) issued a warrant to purchase 925,000 shares of its common stock (the “Warrant”) to ESW Holdings, Inc. (“ESW Holdings”) in connection with a term loan credit agreement.

On February 28, 2018, the Company and ESW Holdings entered into an Amended and Restated Warrant attached hereto as Exhibit 10.1 to reflect amendments that provide that the number of shares of common stock issuable upon exercise the Warrant may not be increased in excess of 1,878,049 shares due to anti-dilution adjustments.

The foregoing summary of the Amended and Restated Warrant does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended and Restated Warrant, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Amended and Restated Warrant No. 2R dated January 12, 2018 issued by Qumu Corporation to ESW Holdings, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

	By:	/s/ David G. Ristow
David G. Ristow
Chief Financial Officer

Date: March 2, 2018